Exhibit 99.1

AITX's RAD Receives Additional RIO 360 Order from Healthcare Client

Repeat Customer Selects RAD for After-Hours Trespass Deterrence at a Second Location

Detroit, Michigan, September 30, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced that it has received an additional order for one RIO™ 360 from an existing global healthcare technology customer. The order follows a RIO 360 order from the same customer earlier in September. The two systems are intended for separate locations to help deter after-hours trespassing.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES
SECURE
SECURE
One Customer.
Two Locations.
A Good Start.

Artist’s depiction of RAD RIO 360 systems at healthcare-related facilities, illustrating after-hours security applications.

The two orders, placed just 15 days apart, bring RIO 360 to separate customer locations with the same objective: deterring after-hours trespassing without relying on traditional security guards at those sites. For RAD, the repeat order reflects an opportunity it has pursued across large enterprise accounts: earn a place at one location, then expand as the customer identifies similar needs elsewhere.

RAD's healthcare activity extends across multiple global customers and solutions including ROAMEO™, ROSA™, RIO, and RAD Light My Way™. Hospitals, clinics and other medical facilities must manage public access, protect staff and secure parking areas and grounds, often around the clock. Those distinct needs give RAD several ways to enter an account and expand its role as new requirements emerge.

"Healthcare is becoming one of RAD's strongest markets because the security needs vary so much from site to site," said Troy McCanna, RAD's Chief Security Officer and Chief Revenue Officer. "We see room to grow this relationship across additional locations, and I expect healthcare to remain a meaningful source of new orders. The pace and scope of any expansion will depend on the customer's decisions and our performance."

The Company invites prospective clients, channel partners, and industry participants to connect with its team to learn how RAD's solutions can support their security and operational objectives.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are primarily developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company has completed a SOC 2 Type 2 examination covering the controls, system scope and review period described in the related report, a form of independent attestation frequently requested by enterprise and government clients that require documented data protection and compliance practices.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected deployment and use of the RIO 360 systems described in this release; the ability of those systems to meet the customer's after-hours security objectives; the potential for additional orders, deployments or recurring revenue from this customer; RAD's ability to expand within existing enterprise accounts; and management's expectations regarding future healthcare sector demand, orders and account expansion.

Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially, including, among others: the possibility that orders are modified, delayed or canceled; that ordered systems are not deployed on the anticipated schedule or do not generate the expected revenue; that a customer's experience at one location does not lead to adoption at other locations; that RIO 360 or other RAD solutions do not perform as expected or meet a customer's operational requirements; that healthcare sector opportunities do not result in additional orders or sustained revenue growth; competition, customer budget constraints and changes in purchasing priorities; the Company's ability to obtain financing on acceptable terms or at all and the dilutive effect of any such financing; the Company's history of operating losses and its ability to continue as a going concern; and the other risks described in the Company's most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight. Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

###

Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

____________________________
1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/